Exhibit 10.7

                             THIRD LEASE AMENDMENT

  STATE OF TEXAS
  COUNTY OF DALLAS

       THIS THIRD LEASE AMENDMENT is entered into as of the 1st day of December, 1994 (the "Amendment Date"), by and between WESTERN ATLAS INTERNATIONAL, INC., hereinafter referred to as "Landlord", and CARRINGION LABORATORIES, INC., hereinafter referred to as "Tenant".

                           W I T N E S S E T H:

       WHEREAS, by a lease dated August 30, 1991 (the "Lease Agreement"), Landlord leased to Tenant the Leased Premises described in such Lease Agreement; and

       WHEREAS, the Lease Agreement was amended by a First Lease Amendment, dated as of April 16, 1992 (the "First Amendment"), by and between Landlord and Tenant; and

       WHEREAS, the Lease Agreement was amended by a Second Lease Amendment, dated as of September 23, 1993 (the "Second Amendment"), by and between Landlord and Tenant; and

       WHEREAS, the parties here to desire to further amend the Lease Agreement as hereinafter provided for.


       NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the said Lease Agreement is amended and modified as follows:

  1. Lease Term. Subparagraph 1(h) of the Lease Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:


       (h) "Lease Term": The period commencing on the Amendment
            Date and ending on January 31, 2000, unless sooner terminated as provided in the Lease Agreement.

  2. Minimum Rent. Subparagraph 1(k) of the Lease Agreement is here in its entirety and the following is substituted lieu thereof:

       (k) "Minimum Rent" shall mean the amount per monthly rental per month specified below commencing on the Amendment Date and continuing on or before the first day of each month of the Lease Term hereof:

                                       Monthly     Annual
                    Months             Rental     $/Sq. Ft.
                    ------             ------     ---------
                        Dec. 1994      $  -0-           -0-
                        Jan. 1995      $  -0-           -0-
            Feb. 1995 - Jan. 1996      $21,631      $  10.75
            Feb. 1996 - Jan. 1997      $21,631      $  10.75
            Feb. 1997 - Jan. 1998      $22,637      $  11.25
            Feb. 1998 - Jan. 1999      $23,643      $  11.75
            Feb. 1999 - Jan. 2000      $23,643      $  11.75


  3. Overtime HVAC Charge. The phrase "$50.00 per hour" in subparagraph 1(m) of the Lease Agreement is hereby amended to read as follows:

       "$10.00 per hour so long as the building central plant is being operated for another tenant, of the building and if such central plant is not being operated for another such tenant, $25.00 per hour."



  4. Supplemental After-Hours Air Conditioning System. Paragraph 5 of the Lease Agreement is hereby amended by adding the following sentence to the end of such Paragraph 5:

       "Landlord shall on or prior to February 1, 1995, at Landlord's sole cost, install a supplemental after-hours air conditioning system for approximately 1,200 square feet of the Leased Premises, in which case Tenant shall be responsible for metered electrical usage of such air conditioning system)"

  5. Base Year. The Base Year defined in Paragraph 8 of the Lease Agreement is hereby amended to delete "1992" (which reference was amended by the Second Lease Amendment to "1993") and substitute in lieu thereof "1994".

  6. Audit of Operating Costs. Paragraph 8 of the Lease Agreement is hereby amended by adding the following subparagraph to the end of such Paragraph 8:

       "Tenant shall have the right to examine and audit Landlord's books and records pertaining to Landlord's determination of Tenant's proportionate share of Excess Operating Costs by giving Landlord written notice within one hundred and twenty (120) days after Tenant's receipt of Landlord's statement to Tenant of Tenant's proportionate share of Excess Operating Expenses for any calendar year pursuant to the provisions of Paragraph B hereof. Any such audit shall be conducted within one hundred and twenty
       (120) days from the date of Tenant's notice and shall be conducted during normal business hours in such a manner as not to interfere with Landlord's operations. In the event such audit reasonably concludes that Landlord has overstated the actual Tenant's proportionate share of Excess Operating Costs by more than five percent (5%) in any calendar year, Landlord shall reimburse Tenant for the reasonable cost of such audit."

  7. Cancellation Option. Paragraph 1 of Rider No, 1 to the Lease Agreement is hereby deleted in its entirety.

  8. Option to Extend. The references to "three (3) years" in Rider No. 2 to the Lease Agreement are hereby amended to be "five (5) years".

       The Lease Agreement as hereby amended is hereby ratified and confirmed by the parties hereto as being in full force and effect.

       This Third Lease Amendment shall be binding on the parties hereto and their respective successors and assigns; subject, however, to the terms of the Lease Agreement as hereby amended.

       EXECUTED as of the day first hereinabove set out.

  LANDLORD                                 TENANT

  WESTERN ATLAS INTERNATIONAL. INC.        CARRINGTON LABORATORIES, INC.

  By: /s/                                  By: /s/
      -----------------------------        -----------------------------
  Name: ___________________________        Name: _______________________

  Title: __________________________        Title: ______________________